Exhibit 10.1 to Form 10-Q
                                        for the period ending June 27, 1998


                MOTOROLA EXECUTIVE INCENTIVE PLAN, AS AMENDED
                   (as amended through February 4, 1998)



1.    Purpose

      The purpose of the Motorola Executive Incentive Plan, as Amended (the "Plan") is to provide special incentive and reward to Motorola employees who make substantial contributions to Motorola's success by their exceptional service.

2.    Definitions

      For the purpose of the Plan, the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

      a. "Committee" shall mean the Compensation Committee of the Board of Directors of Motorola, Inc. or any successor committee.

      b. "Common Stock" shall mean Motorola, Inc. common stock, $3 par value.

      c.  "Company" shall mean Motorola, Inc. and its subsidiaries.

      d. "Employee" shall mean any employee of the Company, including, but not limited to, the officers and directors who are employees of Motorola, Inc.

      e. "Grantee" shall mean any person who is an Employee of the Company and has been or is eligible to be granted an award under the Plan.

      f. "Restricted Stock" shall mean Shares issued under Section 6 of the Plan.

      g.  "Share" shall mean a share of Common Stock.

      h. "Total and Permanent Disability" shall mean entitlement to disability benefits under Title II of the Social Security Act or under the Motorola Long Term Disability Benefit Plan or the determination by the Committee, in its reasonable discretion, that a Grantee is totally and permanently disabled."

3.    Reserve for the Plan; Shares

      The Company may, with respect to each fiscal year, commencing with the fiscal year ending December 31, 1977, set up a reserve for the purposes of the Plan, out of the Consolidated Net Earnings for such fiscal year, as hereinafter defined. The amount of such reserve for each fiscal year shall be determined as follows: a percentage not to exceed 7%, as may be determined by the Committee, of such Consolidated Net Earnings which remains after deducting therefrom an amount which (after allowing for United States federal, state and other nations' income taxes based on rates applicable to the income of the Company for such fiscal year) will equal five per centum (5%) of the Average Capital Employed for such fiscal year, as hereinafter defined.

      The term "Capital Employed" shall mean the consolidated net worth as computed by Motorola, Inc. in accordance with generally accepted accounting principles but without the deduction for the current year's reserve for the Plan, plus long term debt (including the current portion thereof) plus short term debt, less marketable securities, all as they may be classified as such under generally accepted accounting principles on the same basis as employed in preparation of the Company's audited and published financial statements.

      The term "Average Capital Employed" for any fiscal year shall mean the total of Capital Employed at the beginning of each fiscal month of such fiscal year plus the Capital Employed at the end of the last fiscal month of such fiscal year divided by the number of fiscal months included therein plus 1.

      The term "Consolidated Net Earnings" for the fiscal year shall mean the consolidated net earnings or profits of the Company, computed in accordance with generally accepted accounting principles. The Consolidated Net Earnings shall be adjusted so that there shall be no deductions for (a) the reserve for the Plan, (b) the amount of United States federal, state and other nations' income taxes of the Company with respect to such fiscal year or (c) any extraordinary charge against the consolidated net earnings or profits of the Company, as determined by the Committee or its designee. The Company, however, in computing Consolidated Net Earnings shall make a deduction for amounts paid by the Company under Social Security and other laws having similar purposes. The Company, likewise, shall make deductions of such amounts as are required under generally accepted standard accounting practices for the purpose of setting up reserves for losses on accounts and notes receivable, depreciation and maintenance or for any other purposes provided such reserves are of the type established in accordance with generally accepted accounting principles and reflected in the Company's audited and published financial statements. In computing the Consolidated Net Earnings and the Average Capital Employed in respect of any fiscal year for the purpose of the reserve for the Plan, the Board of Directors, the Committee and officers of Motorola, Inc. shall be entitled to rely conclusively upon the computation of Consolidated Net Earnings and Average Capital Employed as prepared and certified by a firm of independent certified public accountants selected by the Board of Directors of Motorola, Inc. for that purpose, which accountants may be the firm of independent certified public accountants employed by Motorola, Inc. for any other purposes, and such determination when made by independent certified public accountants, as aforesaid, shall be binding upon all persons.

      Nothing in the Plan shall be construed to obligate the Company to set up any reserve for the Plan unless the Consolidated Net Earnings for the fiscal year in question shall suffice therefor.

      In the event that the Consolidated Net Earnings with respect to a fiscal year shall not be sufficient to permit any reserve for the Plan, the failure of the Company to set up a reserve for the Plan for such fiscal year shall not be deemed to effect the termination of the Plan.

      The Committee may in its sole and absolute discretion exclude the net worth and net profit or loss of any subsidiary and/or affiliate in the calculation of Average Capital Employed and Consolidated Net Earnings as provided aforesaid.

      Awards payable in Shares of Common Stock or Shares of Restricted Stock, or a combination thereof, shall be paid from Shares reserved or available for issuance under the Motorola Incentive Plan of 1998.

4.    The Committee

      The Committee shall have full power and authority to construe, interpret, and administer the Plan, and each decision of the Committee shall be final, conclusive, and binding upon all persons. Likewise, the Committee shall have full discretion with respect to the determination of each award. The Committee may grant awards which total the amount available in the reserve for the Plan as determined by the independent certified public accountants, plus the aggregate of (i) any part of the reserve for prior years which is not awarded and which the Committee has returned to the reserve, (ii) any unpaid portions of installments or deferred payments forfeited and (iii) any reserves established and accumulated but not awarded under the Plan from its adoption in 1968 up to the date the Plan, as Amended, becomes effective, but the Committee shall not be obliged to award the full amount so available to be awarded. Recommendations for awards shall be made to the Committee by the Chairman of the Board of Directors, by the Chief Executive Officer, by the President and Chief Operating Officer, by the officers of Motorola, Inc. under such procedures as may be prescribed by the Committee from time to time. Any part of the reserve for the Plan that is not allocated to individual Employees of the Company may, in the discretion of the Committee, be returned to earnings or retained in the reserve for the Plan to be used for future awards to Employees of the Company.

      At the beginning of each fiscal year the Committee shall determine which of the Company's key Employees will make substantial contributions to the Company's success by their exceptional service and therefore participate in the Plan. The Committee may grant awards from the reserve for the Plan to such other Employees as the Committee in its sole and absolute discretion shall select. A person whose employment terminates during the year or who is granted a leave of absence during the year may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, receive an award.

5.    Payment of Awards

      Until the awards are paid to the Grantees as herein provided, the unpaid awards shall be retained by the Company (without liability for interest, unless interest is provided for by the Committee in accordance with the provisions of this Section 5). Awards shall be paid in cash, in Shares of Common Stock, in Shares of Restricted Stock or in a combination of the foregoing, as elected by the Grantee. Such election (a) shall be in writing, (b) shall specify a percentage or dollar amount to be paid in cash, in Common Stock and/or in Restricted Stock, (c) shall be made prior to the date the award is paid and (d) shall become effective on the date of receipt by the Company; provided, however, an election to receive payment in Shares of Common Stock or Shares of Restricted Stock or a combination thereof, shall be contingent upon approval thereof, in whole or in part, by the Committee or its designee in its sole discretion, and to the extent not approved, payment shall be made in cash, and provided further, if the Committee or its designee determines that payment in Shares of Common Stock or Shares of Restricted Stock violates, or is prohibited or restricted or made impractical or administratively burdensome by, any applicable law, rule or regulation, the award shall be paid in cash. The number of Shares payable with respect to an award payable in Shares shall be determined by using the average of the high and low sale prices per Share of Motorola Common Stock as reported on the New York Stock Exchange - Composite Transactions on the day the award is made or if Shares of Common Stock did not trade on the New York Stock Exchange on that day, on the last previous day on which Shares of Common Stock did so trade. The Committee may, in order to more fully implement the purpose of the Plan, provide that any or all cash awards shall be paid (a) in full at the time of the cash award,
(b) in installments, (c) on a deferred basis, in whole or in part, until some future date or dates specified by the Committee or (d) upon the written request of a Grantee, on a deferred basis, in whole or in part, until some future date or dates specified in the request and agreed to by the Committee; provided however, that with respect to cash awards deferred at the request of a Grantee as to any year, such request for deferral shall be irrevocable as to such year, and provided further, that such irrevocable written request must be received by the Committee on or before December 31 of the year for which the cash award is payable. With respect to cash awards not payable in full at the time of the award, the Committee shall have full power and authority in its sole discretion to set all terms and conditions relating thereto, including, but not limited to (i) the payment date or dates if payment of the cash award is deferred by the Committee under (c) above or if the cash award is payable in installments and (ii) the forfeiture provisions, if any, which shall apply to cash awards deferred by the Committee under (c) above - it being the intent that the forfeiture provisions contained in this Section 5 shall not apply to cash awards deferred by the Committee under (c) above unless the Committee expressly provides for their applicability as a term or condition of the deferral and then they shall apply only to the extent so provided. The Committee shall also have the power and authority to provide forfeiture provisions with respect to cash awards it defers under (c) above which are different from those contained in this Section 5 and forfeiture provisions with respect to cash awards payable in installments or deferred at the request of a participant which are additional to those contained in this
Section 5. As to cash awards not payable in full at the time of the award, the Committee may impose such terms, conditions, restrictions and forfeitures with respect thereto as it shall determine to be in the best interests of the Company and to effect the purposes of the Plan. The Committee may provide that interest shall be paid out of the reserve on the amount of any cash award payable in installments under (b) above, or deferred in whole or in part by the Committee under (c) above, or deferred in whole or in part at the request of any Grantee with the agreement of the Committee under (d) above. If the Committee provides for the payment of interest with respect to any such cash award, such interest shall be accrued as of the last day of each fiscal quarter of the Company, shall be credited to an account which shall be established by the Company in the name of the Grantee and shall be compounded as of the end of each such fiscal quarter. Accumulated interest shall be distributed to the Grantee at the time or times the cash award is paid out. In the case of cash awards payable in installments and deferred cash awards which are not paid out in a single sum, the interest to be distributed shall be proportionate to the amount of the cash award being paid at the time. The rate of interest to be paid shall be set by the Committee at the time of the grant of the cash award to which it relates. The Committee is authorized to change the rate of interest at any time and to set different rates for different Grantees and for differing circumstances.

      If the Committee shall determine that the actions or conduct of a Grantee have been in any manner adverse, or in any way contrary, to the best interests of the Company, such Grantee shall lose any right to receive any portion of any installment, or deferred payment, or amount that would otherwise have been paid subsequent to the first of the month in which such act or conduct first occurred, provided, however, that in no case shall the Grantee lose the right to be paid the Grantee's unpaid cash awards or cash award, as the case may be, as of a date prior to January 1 of the year in which the determination resulting in such loss of right is made, and provided further, that no installment, deferred payment or amount delivered or paid prior to the date of such determination shall be required to be returned. The determination as to whether any act or conduct of a Grantee is adverse or in any way contrary to the best interests of the Company shall be made by the Committee under such procedure as may from time to time be prescribed by the Committee and shall be made in the absolute discretion of the Committee. Any determination so made, including any determination of the time at which such act or conduct first occurred, shall be conclusive. The provisions relating to forfeiture contained in this subparagraph shall not apply to cash awards deferred by the Committee under clause (c) in the first subparagraph of this Section 5 unless and to the extent specifically made applicable by the Committee.

      A Grantee whose employment terminates by dismissal for cause, as determined by the Committee in its sole discretion, or who voluntarily terminates employment with the Company or any of its subsidiaries shall, unless otherwise determined by the Committee in connection with such termination of employment, lose any right to receive any unpaid installments or deferred payments. A Grantee whose employment terminates for any reason other than by death or as set forth in the preceding sentence shall, unless otherwise determined in connection with the termination of the Grantee's employment, continue to be paid any unpaid installments or deferred payments in the same manner as though the Grantee's employment had continued without interruption until such cash awards are fully paid. The provisions relating to forfeiture contained in this subparagraph shall not apply to cash awards deferred by the Committee under clause (c) in the first subparagraph of this Section 5 unless and to the extent specifically made applicable by the Committee.

      If it shall be determined by the Committee that a Grantee who was permitted to retain the right to receive any unpaid installments or deferred payments upon termination of employment has, after such termination of employment, engaged, directly or indirectly, in any activity which is in competition with any activity of the Company or whose actions or conduct, either prior to or after such termination of employment, has been in any manner adverse or in any way contrary to the best interests of the Company, such Grantee shall, unless otherwise determined, lose any right to receive any unpaid installments or deferred payments as of the first of the month in which such competitive activity or such act or conduct first occurred, provided, however, that in no case shall the Grantee lose the right to receive any unpaid installments or deferred payments as of a date prior to January 1 of the year in which the determination resulting in such loss of right is made, and provided further, that no installment or amount delivered or paid prior to the date of any such determination shall be required to be returned. Each determination provided for in this subparagraph shall be made by the Committee under such procedure as may from time to time be prescribed by the Committee and shall be made in the absolute discretion of the Committee. Any determination so made, including any determination of the time at which such competitive activity or such act or conduct first occurred, shall be conclusive. The provisions relating to forfeiture contained in this subparagraph shall not apply to cash awards deferred by the Committee under clause (c) in the first subparagraph of this Section 5 unless and to the extent specifically made applicable by the Committee.

      A Grantee who loses the right to be paid any unpaid installments or deferred payments shall receive forthwith all portions of such Grantee's cash awards, unpaid but earned installments or deferred payments not otherwise forfeited in accordance with this Section 5. The unpaid portions of installments or deferred payments which are forfeited shall be credited to the reserve for the Plan.

      If a Grantee dies, the Grantee's unpaid and undelivered cash awards shall be paid and delivered to the beneficiary previously designated by such Grantee in writing, or, if such Grantee did not designate any beneficiary in writing or if all of the Grantee's designated beneficiaries predeceased the Grantee, to the Grantee's legal representative at such time and in such manner as if such Grantee were living and in service with the Company unless the Committee in its sole and absolute discretion accelerates such payment and delivery.

6.    Awards Paid in Restricted Stock

      Restricted Stock consists of Shares of Common Stock which are subject to a substantial risk of forfeiture and to restrictions on their sale or other transfer by the Grantee. The Committee shall determine the time or times within which Shares of Restricted Stock shall be subject to forfeiture, the time or times at which the restrictions will terminate and all other terms and conditions relating to the Restricted Stock. A Grantee who receives Restricted Stock shall execute and deliver to Motorola an agreement evidencing the terms, conditions and restrictions applicable to such Restricted Stock. A Grantee who receives Restricted Stock may be issued a stock certificate in respect of such Shares of Restricted Stock. Such certificate, if issued, shall be registered in the name of such Grantee, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares. The Committee may require that the stock certificates evidencing such Shares be held in escrow by the Company until the restrictions thereon shall have terminated, and that, as a condition to delivery of any Restricted Stock certificate, the Grantee shall have delivered to the Company a stock power, endorsed in blank, relating to such Restricted Stock certificate.

      All Shares of Restricted Stock shall be subject to such restrictions and conditions as the Committee may determine, including, but not limited to, any or all of the following restrictions and conditions:

      (a) a prohibition against the sale, assignment, transfer, pledge or encumbrance of the Shares of Restricted Stock, such prohibition to terminate at such time or times (including the passage of time only) as the Committee shall determine, whether in installments or otherwise, or at the time of death, Total and Permanent Disability or retirement, or based on service, of the holder of such Shares, or otherwise as the Committee may provide;

(b) a provision that the holder of Shares of Restricted Stock forfeit all or part of such Shares in the event of termination of his or her employment for any reason other than death, Total and Permanent Disability or retirement during any period in which such Shares are subject to restrictions; or a provision vesting such Shares in the event of termination of employment; or

      (c) a provision that the holder of Shares of Restricted Stock forfeit such Shares in the event the Grantee engages, directly or indirectly, in any activity which is in competition with any activity of the Company or any subsidiary or in any action or conduct which is in any manner adverse or in any way contrary to the interests of the Company or any subsidiary unless otherwise determined by the Committee. The determination of whether a Grantee is or has engaged in any competitive activity or in any action or conduct which is adverse or contrary to the interests of the Company or any of its subsidiaries shall be made by the Committee, and such determination shall be conclusive and binding upon all parties.

      The Committee shall have the right at any time to accelerate, reduce or terminate any restrictions, in whole or in part, in its sole discretion.

      Promptly after the termination of the restrictions, by lapse of time or otherwise, without a prior forfeiture, with respect to Shares of Restricted Stock, a certificate for such Shares shall be delivered free of all restrictions and legends together with deferred dividends, if any, to the Grantee or to the Grantee's legal representative, beneficiary or heir. If a stock certificate was previously delivered to the Grantee, the replacement certificate will not be delivered to the Grantee until the previously delivered certificate is returned to the Company in a form acceptable for transfer, free and clear of all liens, claims and encumbrances.

      Subject to the applicable restrictions, the Grantee may be given, with respect to the Shares of Restricted Stock, any or all rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash or stock dividends. The Committee, in its sole discretion, as determined at the time of the award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock or otherwise be reinvested. The Committee may require that stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

7.    Change in Control

      Notwithstanding the provisions of Section 5 or any of the eligibility requirements of the Plan, in the event of a Change in Control, all Grantees on the date of the Change in Control shall have a fully vested and nonforfeitable right to receive all amounts of all cash awards which remain payable under clause (b) of the first subparagraph of Section 5 or which were previously deferred under clauses (c) or (d) of the first subparagraph of Section 5, and no amendment, suspension, curtailment or termination of the Plan shall adversely affect or terminate such vested and nonforfeitable right to receive any cash award granted under the Plan.

      Upon the occurrence of a Change in Control, the restrictions on all Shares of Restricted Stock outstanding on the date on which the Change in Control occurs shall be automatically terminated and each Grantee holding Restricted Stock shall have the right to receive unrestricted Shares in substitution for the Shares of Restricted Stock or, at his or her election made during a period of sixty (60) days following the date on which the Change in Control occurs, the right to have the Company purchase any or all Shares of Restricted Stock for an immediate lump sum cash payment equal to the product of (1) the higher of (i) the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange - Composite Transactions on the date of payment, or if Shares did not trade on such date, on the last previous day on which Shares traded prior to such date, or (ii) the highest per Share price for Common Stock actually paid in connection with the Change in Control and (2) the number of Shares of such Restricted Stock.

      For purposes of the Plan, a "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (other than the Company, any employee benefit plan of the Company, any "person" who is a natural person and was shown as the "beneficial owner", directly or indirectly, of securities of the Company representing more than 5% of the combined voting power of the Company's securities in the Company's Proxy Statement dated earlier than, but closest to, the date of this amendment of the Plan; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the "beneficial ownership," or changes therein, of the Company's securities by any of the foregoing), (B) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have (directly or indirectly) at least an 80% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (C) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (D) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board of Directors of the Company), contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

      Furthermore, in the event a Grantee's employment with the Company terminates within one year of a Change in Control, that Grantee shall receive an award from the reserve for the year in which the Grantee's employment is terminated. Such award shall be prorated from the first day of the fiscal year in which the Grantee's employment is terminated up to the date of termination of employment. This pro rata share of the award shall be paid within thirty days after the date on which the Grantee's employment is terminated.

      A Grantee shall be entitled to a pro rata award if his or her employment with the Company is terminated for any reason (including disability or retirement) except: (a) when the relevant Change in Control occurs as a result of a transaction or transactions initiated by the Company, other than a transaction or transactions initiated by the Company in response to or otherwise in connection with an unsolicited proposal to the Company which would result in a Change in Control, or (b) the Company involuntarily terminates the Grantee's employment with the Company or a subsidiary of the Company for good cause. For purposes of the Plan, "good cause" means (a) the conviction of a Grantee of any criminal violation involving dishonesty, fraud or breach of trust, or (b) the Grantee's willful engagement in gross misconduct in the performance of his or her duties that materially injures the Company.

8.    Amount of Individual Awards

      The Committee shall make the sole determination of the amount of the awards to be made under the Plan, provided, that the aggregate amount of all awards made under the Plan does not exceed the aggregate amount in the reserve.

9.    Nature of Grantee's Rights Under The Plan

      Neither the adoption of the Plan, nor any modification hereof, nor any payment hereunder, shall be construed as giving to the Grantee or any person whomsoever any legal or equitable rights against the Company or its officers or directors or as giving any Grantee the right to be retained in the service of the Company or any of its subsidiaries. No loan shall be made to any Grantee by the Company because one or more payments might be made to the Grantee under the Plan. No Grantee shall have any right to assign, transfer, appropriate, encumber, commute or anticipate any payment that might be made to the Grantee under the Plan, and no benefits, rights or interest of a Grantee under the Plan shall in any way be subject to any legal process to levy upon, garnishee or attach the same for payment of any claim against the Grantee, nor shall any Grantee have any right of any kind whatsoever under the Plan other than the right to receive any payment as and when it is due and payable under the terms of the Plan.

10.   Administration of the Plan

      The Committee shall keep and maintain records and accounts which will accurately disclose at all times the reserve for the Plan, if any, for each year during which the Plan is in effect, the awards made by the Committee under the Plan, the payment or other disposition of these awards, and any other pertinent information with respect to the activities of the Committee.

      The fiscal year of the Plan shall at all times be the same as the fiscal year of the Company.

      The Committee may consult with counsel, who may be of counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

      The expenses of administering the Plan shall be borne by the Company and shall not be charged against the reserve for the Plan, if any.

11.   Indemnification and Exculpation

      Each person who is or shall have been a member of the Board of Directors of the Company or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of such person's bad faith, subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to participate in, and to the extent it may wish, to assume the defense thereof before such person undertakes to handle it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

      Each member of the Board of Directors of the Company or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished on behalf of the Company by any person or persons other than himself or herself in connection with the administration of the Plan. In no event shall any person who is or shall have been a member of the Board of Directors of the Company or of the Committee, or any officer or employee of the Company, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

12.   Amendment of the Plan

      The Plan may be amended from time to time by the Board of Directors of the Company or the Committee and may be terminated at any time by the Board of Directors of the Company.